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                                                                    EXHIBIT 5.1



                               RIORDAN & McKINZIE
                       300 South Grand Avenue, Suite 2900
                          Los Angeles, California 90071



                                December 30, 1997






Superior National Insurance Group, Inc.
Superior National Capital Trust I
26601 Agoura Road
Calabasas, CA  91302



                Re: Superior National Insurance Group, Inc.-- 10-3/4% Senior Subordinated Notes due December 1, 2017; Guarantee
                        with respect to 10-3/4% Trust Preferred Securities of Superior National Capital Trust I --
                        Registration Statement on Form S-4
                        -----------------------------------------------------

Ladies and Gentlemen:

                We have acted as counsel to Superior National Insurance Group, Inc., a Delaware corporation (the "Company") and Superior National Capital Trust I, a Delaware business trust (the "Trust"), in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of, and the offer to exchange, (i) the Company's 10-3/4% Senior Subordinated Notes due December 1, 2017 to be registered with the Securities and Exchange Commission (the "Commission") (the "Exchange Notes"), for its outstanding 10 3/4% Senior Subordinated Notes due December 1, 2017, and (ii) the Company's Guarantee (the "Exchange Guarantee") of payments of cash distributions and payments upon liquidation of the Trust or redemption of the Trust's 10-3/4% Trust Preferred Securities to be registered under the Securities Act of 1933, as amended, for a like guarantee now outstanding. This opinion is delivered to you in connection with the Registration Statement on Form S-4 (the "Registration Statement") for the aforementioned Exchange Notes, Exchange Guarantee and exchange offer, filed as of the date hereof with the Commission under the Securities Act. Capitalized terms used herein without definition shall have the meanings given to them in the Registration Statement.

                In rendering this opinion, we have examined copies identified to our satisfaction as being copies of the Indenture, attached as an exhibit to the Registration Statement, the form of Exchange Notes, and the form of the agreement in respect of the


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Superior National Insurance Group, Inc.
Superior National Capital Trust I
December 30, 1997
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Exchange Guarantee, and originals, counterparts or copies identified to our satisfaction as being true copies of such other documents as we have deemed necessary or appropriate to render the opinions given below. We have assumed the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed or photostatic copies.

                We have investigated such questions of law for the purpose of rendering this opinion as we have deemed necessary. We express no opinion with respect to compliance with state securities laws or with respect to any state or federal fraudulent conveyance statutes.

                Based upon the foregoing and subject to the qualifications, exceptions and limitations set forth herein, we are of the opinion that, when the Indenture shall become qualified under the Trust Indenture Act of 1939, as amended, and when the Exchange Notes and the Exchange Guarantee shall have been duly executed, authenticated and delivered in accordance with the Indenture and the exchange offer contemplated by the Registration Statement, the Exchange Notes and Exchange Guarantee will be legally issued and fully paid and constitute the legally valid and binding obligations of the Company.

                To the extent that the obligations of the Company under the Indenture may be dependent upon such matters, we assume for purposes of this opinion that the Trustee is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Trustee is duly qualified to engage in the activities contemplated by the Indenture; that the Indenture has been duly authorized, executed and delivered by the Trustee and constitutes the valid, binding and enforceable obligation of the Trustee; that the Trustee is in compliance, generally and with respect to acting as a trustee under the Indenture, with all applicable laws and regulations; and that the Trustee has the requisite corporate and legal power and authority to perform its obligations under the Indenture.

                We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the Prospectus which is a part of the Registration Statement.



                                              Very truly yours,


                                              /s/ Riordan & McKinzie